UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2009 (September 23, 2009)

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On September 23, 2009, Novellus Systems, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) with Bank of America, N.A. (the “Lender”) to its Credit Agreement dated June 17, 2009 (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

The Amendment, among other things, amends the Credit Agreement to (A) add new definitions to the Credit Agreement, (B) amend certain existing definitions within the Credit Agreement to expand the definition of Collateral to include Foreign Collateral, (C) amend Schedule 1.01(a) to the Credit Agreement and (D) amend Schedule I to the Borrowing Base Certificate set forth in Exhibit D to the Credit Agreement.

In connection with the Amendment, the Company and the Lender also entered into that certain First Amendment to Security Agreement and the Amended and Restated Collateral Account Control Agreement, dated of even date therewith, which were also amended to include the concept of Foreign Collateral within the definition of Collateral.

The foregoing description of the Amendment in this current report on Form 8-K is a summary only and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.29, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The description of the Amendment, which is included in Item 1.01 of this current report on Form 8-K, is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
10.29	First Amendment to Credit Agreement, by and between Novellus Systems, Inc. and Bank of America, N.A., dated September 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

	By:	/s/ Martin J. Collins
Martin J. Collins
Date: September 25, 2009		Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.29	First Amendment to Credit Agreement, by and between Novellus Systems, Inc. and Bank of America, N.A., dated September 23, 2009.